UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 18, 2005

IPEC HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-30721	87-0621339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Northgate Industrial Park, 185 Northgate Circle New Castle, Pennsylvania	16105
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (800) 377-4732

NA
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 18, 2005, the Compensation and Management Development Committee (“Committee”) of the Board of Directors of IPEC Holdings Inc. (the “Company”) approved the fiscal 2005 annual base salaries for its executive officers. None of the Company’s executive officers has an employment agreement with the Company and all are considered employees at will. The amounts approved by the Committee are set forth in the following table:

Executive Officer	Position	2005 Base Salary

Joseph Giordano, Jr	President	$240,000
Charles J. Long, Jr.	Secretary & Treasurer	$240,000
Jay A. Martin	Vice-President of Operations	$160,000
Shawn C. Fabry	Chief Financial Officer	$100,000

In addition, the Committee established a policy whereby any future discretionary bonuses paid to its executive officers require the pre-approval of the Committee.

On April 29, 2005, the Committee approved the purchase by the Company of executive supplemental reimbursement insurance (“Supplemental Insurance”) for all of its executive officers effective May 1, 2005. The Supplemental Insurance provides an annual benefit of up to $50,000 per employee or family unit for unreimbursed medical expenses incurred during a calendar year (subject to a $10,000 per occurrence limit). The Supplemental Insurance reimburses the executive officers, and their eligible dependents, for medical expenses not covered by the Company’s group major medical plan, or by any other group health plan or government programs, including items such as deductibles, coinsurance amounts, special health equipment, annual physicals, dental care and vision care. The Company’s annual premium under the plan is dependent upon actual claims, but cannot exceed $6,100 per executive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPEC HOLDINGS INC.

Date: May 3, 2005	By:	/s/ SHAWN C. FABRY
		Name:	Shawn C. Fabry
		Title:	Chief Financial Officer